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                                                               EXHIBIT 10(C)(11)

                                  AMENDMENT TO
                        INCENTIVE STOCK OPTION AGREEMENT


        AMENDMENT (this "Amendment") is dated as of December 20, 2004 between Cover-All Technologies Inc., a Delaware corporation (the "Corporation"), and John Roblin (the "Recipient").

                                   WITNESSETH:

        WHEREAS, the Corporation and the Recipient are parties to that certain Incentive Stock Option Agreement (the "Stock Option Agreement") evidencing the grant of certain options to purchase an aggregate of 125,000 shares of the Corporation's common stock, $.01 par value per share (the "Options"), subject to adjustment, granted to the Recipient under the 1995 Employee Stock Option Plan of the Corporation (as amended, the "Plan"); and

        WHEREAS, the Plan provides that the Corporation may amend such Stock Option Agreement with the consent of the Recipient;

        WHEREAS, the Corporation and the Recipient desire to amend the Stock Option Agreement as set forth in this Amendment; and

        WHEREAS, the Board of Directors of the Corporation has authorized that the Stock Option Agreement be amended as set forth in this Amendment.

        NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Recipient hereby agree as follows:

        1. Notwithstanding any provisions to the contrary in the Stock Option Agreement, the Options granted pursuant to such Stock Option Agreement shall remain exercisable until, and shall terminate on, February 16, 2008.

        2. The Corporation and the Recipient acknowledge and agree that the amendment to the Stock Option Agreement as set forth in Section 1 of this Amendment is in accordance with the terms of such Stock Option Agreement and the Plan under which such agreement was executed.

        3. This Amendment represents the entire understanding of the Corporation and the Recipient regarding the subject matter hereof. Any oral or written agreements, representations, written inducements, or other communications made prior to the execution of this Amendment with respect to the subject matter hereof shall be void and ineffective for all purposes.

        4. Nothing in this Amendment shall extend the actual employment or other service relationship of the Recipient, nor be construed as a contract of employment or service relationship between the Corporation and the Recipient, or as a contractual right of the Recipient to continue in the employ of, or in a service relationship with, the Corporation for any period of time.

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        5.      The validity, construction and effect of this Amendment shall be determined exclusively in accordance with the laws of the State of New York, without regard to its provisions concerning the applicability of laws of other jurisdictions.

        IN WITNESS WHEREOF, the Corporation and the Recipient have executed this Amendment as of the date first written above.

                                COVER-ALL TECHNOLOGIES INC.




                                By:             /s/ Ann F. Massey
                                   ---------------------------------------------
                                   Name:   Ann F. Massey
                                   Title:  CFO




                                                /s/ John Roblin
                                   ---------------------------------------------
                                   John Roblin


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